UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2015/December 10, 2015

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

234 Kingsley Park Drive

Fort Mill, SC 29715

(Address and zip code of principal executive offices)

(803) 802-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On December 10, 2015, the Board of Directors (the “Board”) of Domtar Corporation (the “Company”) elected Ms. Mary A. Winston to the Board. Ms. Winston has been also elected to serve on the Audit Committee, the Environmental, Health, Safety and Sustainability Committee, and the Finance Committee of the Board.

From 2012 until August 2015, Ms. Winston served as the Executive Vice President and Chief Financial Officer of Family Dollar Stores, Inc., a leading retailer with nearly $11 billion in revenue which was acquired by Dollar Tree in July 2015. Before joining Family Dollar, Ms. Winston served as Senior Vice President and Chief Financial Officer of Giant Eagle, Inc., a leading grocery and fuel retailer. Prior to that, she served as Executive Vice President and Chief Financial Officer of Scholastic Corporation, a global leader in publishing, education and media. Ms. Winston has also held executive-level positions with Visteon Corporation, a global automotive supplier, and with Pfizer, Inc., the world’s largest pharmaceutical company. She started her career as a Certified Public Accountant with a global public accounting firm.

Ms. Winston currently serves on the board of directors and is chair of the audit committee of Dover Corporation, a global diversified manufacturer of industrial products. Ms. Winston also serves on the board of directors, the nominating and corporate governance committee and the audit committee of Plexus Corp., a global electronics engineering and manufacturing services provider.

Ms. Winston obtained a B.B.A. from the University of Wisconsin-Milwaukee and an M.B.A. from Northwestern University, Kellogg School of Management. Ms. Winston is a member of the board of the Carolinas Chapter of the National Association of Corporate Directors (NACD) and serves as the chair for its advisory board.

Ms. Winston will serve an initial term through the 2016 annual meeting of stockholders, at which time she is expected to stand for election to a full term continuing until the annual meeting of stockholders in 2017.

Ms. Winston, as a non-employee director, will receive the compensation described in the Company’s latest proxy statement as filed with the SEC on April 2, 2015.

There was no arrangement or understanding between Ms. Winston and any other person pursuant to which she was selected as director. There are no family relationships between Ms. Winston and any of the Company’s other directors or executive officers. Ms. Winston does not have any direct or indirect material interest in any transaction which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
Name: Razvan L. Theodoru Title: Vice-President, Corporate Law and Secretary

Date: December 11, 2015